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                                                                Exhibit 23.7


                    Consent of Anders, Minkler, & Diehl LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Apartment Investment and Management Company ("AIMCO") for the registration of shares of its Class A Common Stock and to the incorporation by reference therein of our reports dated February 3, 6, 9, 11, 14, 15 and 20, 1995 and our reports dated February 9, 13 and 20, 1996 with respect to the audits of:

Pershing Waterman Phase I       (DB I)      Caroline Associates I
PW III Associates               (DB II)     Columbus Square Associates I
PW IV Associates                (DB III)    Columbus Square Associates II
PW V Associates                 (DB IV)     Savoy Court Associates
PW VI Associates                (DB V)      Wigar, Ltd. (Winter Garden)


for the years ended December 31, 1994 and 1995, included in AIMCO's Current Report on Form 8-K/A (as amended to date), dated June 3, 1997, and filed with the Securities and Exchange Commission.

/s/ Anders, Minkler, & Diehl LLP

St. Louis, Missouri
September 22, 1997